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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated March 6, 2015, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of United States Lime & Minerals, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statements of United States Lime & Minerals, Inc. and Subsidiaries on Forms S-8 (File No. 333-90876, File No. 333-161410 and File No. 333-196697).

/s/ GRANT THORNTON LLP

Dallas, Texas
March 6, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM